Bank of America	Amendment Number 001
Banc of America Leasing & Capital, LLC	to Master Loan and Security Agreement No. 17507-70000
This Amendment Number 001 (the “Amendment”) is made this 30th day of April, 2008 to Master Loan and Security Agreement No. 17507-70000 dated as of June 13, 2007, (together with all (equipment schedules,) (equipment) notes, addenda, amendments, riders, and other documents and instruments thereto, the “Agreement”), between Banc of America Leasing & Capital, LLC (“Lender”) and iRobot Corporation (“Borrower”).
WITNESSETH:
WHEREAS, Lender and Borrower are parties to the Agreement; and
WHEREAS, Lender and Borrower desire to amend certain provisions of the Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and promises as hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.	The Agreement is hereby amended by deleting the Addendum to Master Loan and Security Agreement No. 17507-70000 dated June 19, 2007 in its entirety.

2.	The Agreement is hereby amended by inserting the following as a second paragraph at the end of Section 8 of the Agreement:

All covenants of Borrower that are based upon a specified level or ratio relating to assets, liabilities, indebtedness, rentals, net worth, cash flow, earnings, profitability, or any other accounting-based measurement or test, now or hereafter existing (collectively, the “Additional Covenants”), in that certain Credit Agreement dated June 5, 2007 by and between Borrower and Bank of America, N.A., or in any replacement credit facility acceptable to Lender between Borrower and a United States national banking association or other financial institution (a “Bank Facility”), are hereby Incorporated into and made a part of this Agreement (with such adjustments to defined terms as may be necessary to assure consistency) as such Additional Covenants may be amended from time to time under such Bank Facility; provided, however, that (i) the Additional Covenants shall be deemed permanently incorporated into this Agreement, in their then existing form without further modification or amendment except as may be agreed to in writing by Lender, upon and notwithstanding the cancellation or termination of a Bank Facility due to voluntary prepayment, payment at maturity, default or otherwise, unless a replacement credit facility with Additional Covenants has been accepted in writing by Lender in its sole discretion prior to the effective date of such cancellation or termination of such Bank Facility, and (ii) any waiver of any breach (or anticipated breach) of any Additional Covenant under the Bank Facility (by reason of amendment, forbearance or otherwise) shall not constitute a waiver of the corresponding default (or anticipated default) under this Agreement unless specifically agreed to in writing by Lender. Borrower shall promptly provide Lender: (a) certified copies of true, correct and complete documentation of any Bank Facility in effect from time to time, and any all proposed amendments and modifications thereof; (b) notices of any event of default or other condition of non-compliance issued to Borrower in connection with a Bank Facility; (c) any certificates of compliance and supporting information and reports in the form required pursuant to a Bank Facility as they pertain to the Additional Covenants, and shall continue to provide the same to Lender notwithstanding the cancellation or other termination of such Bank Facility for so long as any Obligations owing to Lender remain outstanding in connection with this Agreement; and (d) prior written notice of the cancellation or termination of a Bank Facility for any reason. Borrower further acknowledges and agrees that any event of default under a Bank Facility shall constitute an Event of Default under this Agreement.

3.	The Agreement is hereby amended by deleting Section 8 (c) in its entirety and replacing it with the following:

Borrower shall notify Lender in writing at least 30 days before changing its legal name, state of organization, corporate address or organizational identification number;

4.	It is the intention of Lender and Borrower that, upon execution, this Amendment shall constitute a part of the Agreement, Except as amended hereby, the Agreement shall remain in full force and effect and is in all respects hereby ratified and affirmed. To the extent that the provisions of this Amendment conflict with the provisions of the Agreement, the provisions of this Amendment shall control. Capitalized terms not otherwise defined herein shall have the meanings ascribed them in the Agreement. All other financial terms and conditions contained herein that are not specifically defined herein shall have meanings determined in accordance with generally accepted accounting principles consistently applied. This Amendment shall apply to all Equipment Notes now existing (except any Equipment Notes which Lender has assigned to a third party unless such third party has approved or consented to this Amendment) or hereafter entered into under the Agreement.
IN WITNESS WHEREOF, the parties, each by its duly authorized officer or agent, have duly executed and delivered this Amendment, which is intended to take effect as a sealed instrument, as of the day and year first written above.

Banc of America Leasing & Capital, LLC (Lender)	iRobot Corporation (Borrower)

By:	-s- Patricia Smith-Disu	By:	-s- Geoffrey P. Clear

Printed Name:	Patricia Smith-Disu	Printed Name:	GEOFFREY P. CLEAR
Title:	Vice President	Title:	SR VP/CFO